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                                                                   EXHIBIT 10.1

                              DIRECTOR'S AGREEMENT

         This Agreement, dated as of ______________, 2004, is between CASCADE FINANCIAL CORPORATION, a Washington corporation ("Cascade"), CASCADE BANK, a Washington state chartered bank, and _______________ ("Director"), a director of ISSAQUAH BANCSHARES, INC., a Washington corporation ("Issaquah"), and/or its subsidiary, ISSAQUAH BANK, a Washington state chartered bank ("Issaquah Bank").

                                    Recitals

         1. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 11, 2004 (the "Merger Agreement"), between Cascade, Cascade Bank, Issaquah and Issaquah Bank, Issaquah will be merged into Cascade and Issaquah Bank will be merged into Cascade Bank, with Cascade and Cascade Bank as the continuing corporations.

         2. Cascade's and Cascade Bank's obligations to consummate the transactions contemplated by the Merger Agreement are conditioned upon their receipt of noncompetition and nonsolicitation agreements from all directors of Issaquah and Issaquah Bank.

         3. Director is a director of Issaquah and/or Issaquah Bank.

                                   Agreement

         In consideration of Cascade's and Cascade Bank's performance under the Merger Agreement, Director agrees that he or she will not, without Cascade or Cascade Bank's prior consent, directly or indirectly, become involved in, as a principal shareholder, director, officer, founder, employee or other agent of any Financial Institution (as defined below) that has an office within a thirty
(30) mile radius of any office of Issaquah Bank merged into Cascade Bank on the Effective Date of the Merger until the applicable time period below has expired:

         - If Director does not elect to serve on the Advisory Board-- a period of one year after the Effective Date;

         - If Director elects to serve on the Advisory Board, and terminates such service within two years from the Effective Date--one year after termination of service on the Advisory Board;

         - If Director elects to serve on the Advisory Board, and terminates such service more than two years after the Effective Date--six months after termination of service on the Advisory Board.

         Members of the Advisory Board will not receive information in the normal course of their duties that would subject them to the filing requirements of Section 16 of the Exchange Act.

         Director also agrees that during the applicable time period above, Director will not, directly or indirectly, solicit or attempt to solicit: (1) any employees of Cascade, Cascade Bank, or any of their subsidiaries or affiliates, to leave their employment or (2) any customers of Cascade, Cascade Bank, or any of their subsidiaries or affiliates to remove their business from

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Cascade, Cascade Bank, or any of their subsidiaries or affiliates. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and internet communications.

         For purposes of this Agreement, the term "Financial Institution" means any bank holding company, commercial bank or savings institution, and the term "principal shareholder" means any person who owns, directly or indirectly, two percent (2%) or more of the outstanding shares of any class of equity security of any such Financial Institution. Capitalized terms used as defined terms, but not defined in this Director's Agreement, have the meanings assigned to those terms in the Merger Agreement.

         Director recognizes and agrees that any breach of this Agreement by Director will entitle Cascade and/or Cascade Bank and any of their successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled.

         If the Merger Agreement expires or is terminated for any reason before the consummation of the transactions contemplated thereunder, this Agreement will automatically terminate and be of no further force and effect.

         In any action or proceeding in connection with the enforcement of this Agreement, the prevailing party will be entitled to reimbursement of its reasonable attorneys' fees and expenses from the non-prevailing party. Exclusive jurisdiction and venue shall lie with the state and federal courts of the State of Washington.

CASCADE FINANCIAL CORPORATION               DIRECTOR


By:
   --------------------------------------   ------------------------------------
   Carol K. Nelson, President/CEO

CASCADE BANK


By:
   --------------------------------------
   Carol K. Nelson, President/CEO




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